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Exhibit 5.1

                              SOL V. SLOTNIK, P.C.
                         11 East 44th Street-19th Floor
                               New York, NY 10017
                                 (212) 687-1222


                                                                   June 13, 2008

Global Resource Corporation
408 Bloomfield Drive-Unit # 1
West Berlin, NJ 08091

Re: Registration Statement on Form S-1 Relating to 32,743,628 shares of Common Stock

Ladies and Gentlemen:

You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), relating to up to 32,743,628 shares (including 10,409,407 shares that may be acquired upon exercise of certain warrants) of common stock, par value $.001 per share ("Common Stock"), of Global Resource Corporation (the "Company") that the Registration Statement contemplates will be distributed by a liquidating trustee to certain beneficiaries of two liquidating trusts, Mobilestream Oil Liquidating Trust and Carbon Recovery Corporation Liquidating Trust (together the "Trusts").

We have reviewed copies of the Amended Articles of Incorporation of the Company, the amended Certificate of Designation of the Company, the By-laws of the Company (as amended), the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon certificates of public officials.

Based upon and subject to the foregoing, we are of the opinion that the 32,743,628 shares (including 10,409,407 shares that may be acquired upon exercise of certain warrants) of Common Stock of the Company that are being distributed to the beneficiaries of the aforesaid Trusts have been duly authorized and are, or upon proper exercise of the warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

/s/Sol V. Slotnik, P.C.
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Sol V. Slotnik, P.C.